Ex 99.1

CONTACT:                      Investor Relations                                (214) 792-4415

SOUTHWEST AIRLINES REPORTS FOURTH QUARTER RESULTS AND
39TH CONSECUTIVE YEAR OF PROFITABILITY

DALLAS, TEXAS – January 19, 2012 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported its fourth quarter and full year 2011 results.  Fourth quarter 2011 net income was $152 million, or $.20 per diluted share, which included $86 million (net) of favorable special items.  This compared to net income of $131 million, or $.18 per diluted share, for fourth quarter 2010, which included favorable special items totaling $16 million (net).  Excluding special items, fourth quarter 2011 net income was $66 million, or $.09 per diluted share, compared to net income of $115 million, or $.15 per diluted share, in fourth quarter 2010.  This exceeded Thomson’s First Call mean estimate of $.08 per diluted share for fourth quarter 2011.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
For the full year 2011, net income was $178 million, or $.23 per diluted share, which included $152 million (net) of unfavorable special items. This compared to $459 million, or $.61 per diluted share, for full year 2010, which included $91 million (net) of unfavorable special items.  Excluding special items, full year 2011 net income was $330 million, or $.43 per diluted share, compared to net income of $550 million, or $.74 per diluted share, for full year 2010.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “Excluding special items, fourth quarter 2011 net income was $66 million, and full year 2011 net income was $330 million.  We had an outstanding revenue performance.  Our fourth quarter operating revenues were a record $4.1 billion.  Fourth quarter passenger revenues were strong, driven by record yields and continued high load factors.  Compared to the prior year, our fourth quarter passenger unit revenues increased 8.2 percent (on a combined basis, as defined below).  Based on current traffic and booking trends, we expect another strong passenger revenue performance in first quarter of 2012.
“While it is always disappointing to report a year-over-year decline in profits (excluding special items), the fourth quarter and full year declines were primarily caused by significantly higher fuel prices.  Our fourth quarter economic fuel costs per gallon increased 33.7 percent to $3.29, compared to our combined fuel costs of $2.46 per gallon in fourth quarter last year.  Our full year 2011 combined economic fuel costs were $3.18 per gallon, an increase of 34.7 percent, compared to our combined fuel costs of $2.36 per gallon last year.  Based on market prices as of January 13th, our first quarter 2012 economic fuel costs, including fuel taxes, are estimated to be approximately $3.35 per gallon, compared to our combined economic fuel costs, including fuel taxes, of $2.95 per gallon in first quarter last year.  High energy prices demand continued focus on improving productivity and eliminating waste.
 “Despite the decline in earnings, 2011 was a momentous year at Southwest Airlines.  We celebrated our 40th year of providing legendary low fare, high quality, domestic air travel and delivered our 39th consecutive year of profits to our Shareholders.  We launched service to Greenville-Spartanburg and Charleston, South Carolina and Newark, New Jersey within two weeks time, increasing Southwest’s domestic footprint to 72 cities.  In March, we launched our All-New Rapid Rewards® program.  The completely revamped, industry-leading frequent flyer program continues to grow at a strong pace.  Results, thus far, are well beyond our expectations.
“On May 2nd, we acquired AirTran Airways, increasing our fleet by 140 aircraft, and extending our combined network into key markets we didn’t previously serve, such as Atlanta and Washington, D.C., via Ronald Reagan National Airport, as well as many smaller domestic cities and leisure markets in the Caribbean and Mexico.   We also expanded our presence at New York LaGuardia, Boston, Milwaukee, and Baltimore/Washington.
“While it will take several years to fully integrate AirTran into Southwest Airlines, I am very proud of the tremendous progress in only eight months’ time.  We are on track to obtain our single operating certificate this quarter. The Southwest Airlines Pilots’ Association and the Air Line Pilots Association took the lead on negotiating a seniority list integration (SLI) agreement that was ratified by both Pilot groups.  The Flight Attendants’, Mechanics’, and Flight Instructors’ unions have tentative SLI agreements, currently out for vote by the memberships.  As a result of the superb efforts of our People, we are already producing over $200 million of net annualized pre-tax synergies, which is 50 percent of our $400 million target by 2013 (excluding acquisition and integration expenses).  For 2011, we realized $80 million in net pre-tax synergies, and the acquisition was modestly accretive to our 2011 results, excluding special items, as planned.”
The Company incurred $134 million in expenses (before taxes) associated with the acquisition and integration of AirTran during 2011, including $37 million in fourth quarter 2011.  The Company expects total acquisition and integration expenses will be approximately $500 million.
Kelly continued, “In December, we unveiled our fleet modernization plans, including the launch of the B737-MAX aircraft beginning in 2017, representing our fourth time as Boeing’s launch customer.  Our agreements with Boeing afford us significant flexibility to replace our older, less efficient aircraft with new Boeing 737-700/800 aircraft and the B737-MAX aircraft.  During 2012, we will take delivery of 33 737-800s, with the first delivery of the -800 model to Southwest scheduled for March.  Earlier this week, we announced the final prong of our fleet modernization plans.  Leveraging the new Boeing Sky Interior from the -800 model, we decided to retrofit our -700 fleet with an updated cabin interior.  Evolve: The New Southwest Experience is a -700 cabin refresh intended to enhance Customer comfort, personal space, and the overall travel experience.  It allows for the added benefit of six additional seats, along with more climate-friendly and cost-effective materials.  Our fleet modernization plans have been designed to drive significant value in the near and long term.
“Operationally, we finished the year strong with our highest December ontime performance in 15 years.  Our People continue to deliver outstanding levels of Customer Service, as recognized by Southwest Airlines being named the 2011 Customer Service Champion by J.D. Powers, and the Customer Satisfaction Leader in Consumer Reports’ list of airline ratings.
 “I commend each of our 45,000+ Warriors for their hard work and notable accomplishments.  We accomplished everything we set out to do in 2011, with soaring fuel costs the only disappointment.  As we prepare for our next 40 years, our target is fixed on a 15 percent pretax return on invested capital.  Capital commitments for 2012 are approximately $1.3 billion, our 2012 capacity is estimated to be flat with 2011, and we currently plan to end 2012 with 691 aircraft in our fleet.  Future capital spending will be carefully monitored with a focus on generating free cash flow.  We are committed to providing exceptional Customer Service at everyday low fares; focused on investing in the Customer Experience while preserving our low cost position; and engaged in our strategic initiatives to drive Shareholder value.”

Financial Results and Outlook
AirTran Airways, Inc. became a wholly-owned subsidiary of the Company on May 2, 2011. Results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran from May 2 through December 31, 2011, including the impact of purchase accounting.  Periods presented prior to the acquisition date do not include AirTran’s results.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Financial information presented on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting only as of May 2, 2011.  Supplemental financial information presented on a “combined basis” and the accompanying reconciliations have been included in this release.
The Company’s total operating revenues in fourth quarter 2011 increased 31.9 percent to $4.1 billion, compared to $3.1 billion in fourth quarter 2010, and increased 9.3 percent compared to $3.8 billion for combined fourth quarter 2010 total operating revenues.  Operating unit revenues increased 7.0 percent from fourth quarter 2010, on a combined basis.
 Total fourth quarter 2011 operating expenses were $4.0 billion, compared to $2.9 billion in fourth quarter 2010, and compared to $3.5 billion for combined fourth quarter 2010 total operating expenses.  Excluding special items in both periods, fourth quarter 2011 unit costs increased 10.8 percent from fourth quarter 2010 combined unit costs, largely due to a 33.7 percent year-over-year increase in economic fuel costs per gallon.   Fourth quarter 2011 economic fuel costs of $3.29 per gallon included $0.12 per gallon in unfavorable cash settlements for fuel derivative contracts; however, fuel derivative contract premiums are down significantly year-over-year, as described below in other income.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Excluding fuel and special items in both periods, fourth quarter 2011 unit costs increased 0.5 percent from fourth quarter 2010’s combined 7.72 cents.  Based on current cost trends, the Company expects another year-over-year increase in its first quarter 2012 unit costs, compared to first quarter 2011’s combined unit costs of 7.83 cents, excluding fuel and special items in both periods.
Operating income for fourth quarter 2011 was $147 million, compared to $216 million in fourth quarter 2010.  Excluding special items in both periods, operating income was $167 million for fourth quarter 2011, compared to $263 million in fourth quarter 2010, and compared to $278 million for combined fourth quarter 2010 operating income.
Other income for the fourth quarter was $108 million compared to $3 million of other expenses for fourth quarter 2010.  This $111 million swing primarily resulted from $153 million in gains recognized in fourth quarter 2011, compared to $31 million in gains recognized in fourth quarter 2010.  In both periods, these gains primarily resulted from unrealized gains/losses associated with a portion of the Company’s fuel hedging portfolio.  Excluding these special items, other losses were primarily attributable to the premium costs associated with the Company’s fuel derivative contracts.  Fourth quarter 2011 premium costs were $14 million, compared to $44 million in fourth quarter 2010, on a combined basis. First quarter 2012 premium costs are currently estimated to be approximately $6 million, compared to combined premium costs of $36 million in first quarter 2011.
Total operating revenues for the year ended December 31, 2011, increased 29.4 percent to $15.7 billion, while total operating expenses increased 34.6 percent to $15.0 billion, resulting in operating income of $693 million, compared to $988 million for the year ended 2010.  Excluding special items in both periods, operating income was $839 million for the year ended December 31, 2011, compared to $1.2 billion in 2010.  On a combined basis, total operating revenues for 2011 increased 12.7 percent to $16.6 billion, while total operating expenses increased 17.3 percent to $15.9 billion, resulting in combined operating income for 2011 of $662 million, compared to $1.1 billion for 2010.  Excluding special items in both periods, combined operating income for 2011 was $834 million, compared to $1.3 billion for 2010.
The Company’s return on invested capital (before taxes and excluding special items) was approximately seven percent for the year ended December 31, 2011, including AirTran’s results beginning May 2, 2011.  Additional information regarding pretax return on invested capital is included in the accompanying reconciliation tables.

Liquidity
Net cash provided by operations for 2011 was $1.4 billion, and capital expenditures were $968 million.  As a result, the Company generated over $400 million in free cash flow* in 2011.
On August 5, 2011, the Company’s Board of Directors authorized a share repurchase program to acquire up to $500 million of the Company’s common stock. During 2011, the Company purchased approximately 27.5 million shares of common stock for approximately $225 million.  The Company repaid $638 million in debt during 2011, and is scheduled to repay approximately $560 million debt in 2012, including $430 million in first quarter 2012.  After this planned first quarter debt payment, the Company will have reduced debt by approximately $1 billion since acquiring AirTran in May 2011.  As of January 18th, the Company had approximately $3.5 billion in cash and short-term investments.   In addition, the Company also had a fully available unsecured revolving credit line of $800 million.

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2011 Awards and Recognitions

•	Named the fourth most admired Company in the world in FORTUNE magazine’s 2011 survey of corporate reputations
•	Voted best low-cost carrier in North America by Business Traveler Magazine subscribers
•	Named the 2011 Customer Service Champion by J.D. Powers based on customer feedback regarding service excellence
•	Named Brand of the Year in Harris Poll EquiTrend’s airline category based on equity, customer connection, commitment, brand behavior, brand advocacy, and trust
•	Ranked third in the Top 10 Business Thought Leaders by TLG Communications
•	Received first place for Best Overall Customer Experience in the Keynote Competitive Research Industry Study examining U.S. Air Travel Websites
•
Named Airline of the Year by Express Delivery and Logistics Association, the tenth consecutive year for Southwest Airlines Cargo to receive the recognition; also recognized for Excellence in Web Site and Technology for the second year in a row

•
Southwest Cargo was also named Domestic Carrier of the Year for 2011 by the Airforwarders Association for the second consecutive year and was recently recognized for excellence in Air Cargo World’s annual Air Cargo Excellence (ACE) Survey

•
Recognized by PR News with several awards including the 2011 PR News Corporate Responsibility Awards for Diversity Communications, the Corporate Social Responsibility Award for Best Report, and honorable mention for the Social Corporate Responsibility Award for Corporate/Nonprofit Partnership

•	Named the Greenest Airline by ClimateCounts.org
•
Voted the Customer Satisfaction Leader in Consumer Reports’ list of airline ratings receiving the highest rankings in check-in ease, cabin crew service, cabin cleanliness, baggage handling, and seating comfort

•	Ranked sixth in the 2011 Customer Service Hall of Fame by MSN Money, the only airline to make the top ten
•	Named one of the 100 Top Military Friendly Employers by GI Jobs magazine
•	Recognized for Best Practices in Supplier Diversity by the Dallas Fort Worth Minority Business Council
•	Named the Stevie Award Winner for the Company of the Year-Transportation by The International Business Awards for outstanding performance and Customer Service
•	Received the 2011 Quest for Quality Award for Excellence in Air Cargo from Logistics Management Magazine; ranked first in ontime performance, value, and Customer Service
•	Recognized as one of the top ten safest airlines in the Holistic Safety Rating 2011 by the Air Transport Rating Agency
•	Recognized as one of the 50 best places to work by the Glassdoors.com Employees’ Choice Awards

Southwest will discuss its fourth quarter and full year 2011 results on a conference call at 12:30 p.m. Eastern Time today.  A live broadcast of the conference call will also be available at southwest.investorroom.com.

*See Note Regarding use of Non-GAAP financial measures.

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Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial targets, outlook, and projected results of operations; (ii) the Company’s plans and expectations relating to its acquisition of AirTran, including without limitation anticipated integration timeframes and expected costs, synergies, and other financial results associated with the acquisition; (iii) the Company’s fleet modernization plans and related expectations; and (iv) the Company’s capacity plans. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) changes in fuel prices, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (ii) the Company’s ability to successfully integrate AirTran and realize the expected synergies and other benefits from the acquisition; (iii) the impact of the economy on demand for air travel and the impact of fuel prices, economic conditions, and actions of competitors on the Company’s business decisions, plans, and strategies; (iv) the Company’s dependence on third parties with respect to certain of its initiatives; (v) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; and (vi) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended			Year ended
	December 31,			December 31,
	2011	2010	Percent Change	2011		2010	Percent Change
OPERATING REVENUES:
Passenger	$3,860	$2,945	31.1	$14,735	(2)	$11,489	28.3
Freight	36	32	12.5	139		125	11.2
Other	212	137	54.7	784	(2)	490	60.0
Total operating revenues	4,108	3,114	31.9	15,658		12,104	29.4

OPERATING EXPENSES:
Salaries, wages, and benefits	1,145	955	19.9	4,371		3,704	18.0
Fuel and oil	1,494	940	58.9	5,644		3,620	55.9
Maintenance materials and repairs	239	195	22.6	955		751	27.2
Aircraft rentals	93	45	106.7	308		180	71.1
Landing fees and other rentals	254	201	26.4	959		807	18.8
Depreciation and amortization	192	160	20.0	715		628	13.9
Acquisition and integration	37	7	n.a.	134		8	n.a.
Other operating expenses	507	395	28.4	1,879		1,418	32.5
Total operating expenses	3,961	2,898	36.7	14,965		11,116	34.6

OPERATING INCOME	147	216	(31.9)	693		988	(29.9)

OTHER EXPENSES (INCOME):
Interest expense	51	41	24.4	194		167	16.2
Capitalized interest	(4)	(4)	-	(12)		(18)	(33.3)
Interest income	(2)	(3)	(33.3)	(10)		(12)	(16.7)
Other (gains) losses, net	(153)	(31)	n.a.	198		106	n.a
Total other expenses (income)	(108)	3	n.a.	370		243	52.3

INCOME BEFORE INCOME TAXES	255	213	19.7	323		745	(56.6)
PROVISION FOR INCOME TAXES	103	82	25.6	145		286	(49.3)

NET INCOME	$152	$131	16.0	$178		$459	(61.2)

NET INCOME PER SHARE
Basic	$0.20	$0.18		$0.23		$0.62
Diluted	$0.20	$0.18		$0.23		$0.61

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	777	747		774		746
Diluted	783	750		775		747

(1) Includes May through December 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2011 correction to change the allocation of revenues between Passenger and Other from its sale of frequent flyer points associated with its co-branded Chase Visa card. As part of this correction, the Company has reclassified $46 million in revenues for the period from January 2011 through September 2011 from Other revenue to Passenger revenue to conform to the current presentation. Periods prior to 2011 were not adjusted due to immateriality.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)
	Three months ended			Year ended
	December 31,			December 31,
	2011	2010	Percent Change	2011	2010	Percent Change

Fuel and oil expense, unhedged	$1,455	$886		$5,580	$3,296
Add: Fuel hedge losses included in Fuel and oil expense	39	54		64	324
Fuel and oil expense, as reported	$1,494	$940		$5,644	$3,620
Add (Deduct): Net impact from fuel contracts (2)	17	(40)		-	(172)
Fuel and oil expense, economic	$1,511	$900	67.9	$5,644	$3,448	63.7

Total operating expenses, as reported	$3,961	$2,898		$14,965	$11,116
Add (Deduct): Net impact from fuel contracts (2)	17	(40)		-	(172)
Total operating expenses, economic	$3,978	$2,858		$14,965	$10,944
(Deduct): Charge for Asset impairment, net (3)	-	-		(12)	-
(Deduct): Charge for Acquisition and integration costs, net (4)	(37)	(7)		(134)	(7)
Total operating expenses, non-GAAP	$3,941	$2,851	38.2	$14,819	$10,937	35.5

Operating income, as reported	$147	$216		$693	$988
Add (Deduct): Net impact from fuel contracts (2)	(17)	40		-	172
Operating income, economic	$130	$256		$693	$1,160
Add: Charge for Asset impairment, net (3)	-	-		12	-
Add: Charge for Acquisition and integration costs, net (4)	37	7		134	7
Operating income, non-GAAP	$167	$263	(36.5)	$839	$1,167	(28.1)

Other (gains) losses, net, as reported	$(153)	$(31)		$198	$106
Add (Deduct): Net impact from fuel contracts (2)	168	71		(89)	33
Other losses, net, non-GAAP	$15	$40	(62.5)	$109	$139	(21.6)

Income before income taxes, as reported	$255	$213		$323	$745
Add (Deduct): Net impact from fuel contracts (2)	(185)	(31)		89	139
	$70	$182		$412	$884
Add: Charge for Asset impairment, net (3)	-	-		12	-
Add: Charge for Acquisition and integration costs, net (4)	37	7		134	7
Income before income taxes, non-GAAP	$107	$189	(43.4)	$558	$891	(37.4)

Net income as reported	$152	$131		$178	$459
Add (Deduct): Net impact from fuel contracts (2)	(185)	(31)		89	139
Income tax impact of fuel contracts	78	12		(31)	(52)
	$45	$112		$236	$546
Add: Charge for Asset impairment, net (5)	-	-		8	-
Add: Charge for Acquisition and integration costs, net (5)	21	3		86	4
Net income, non-GAAP	$66	$115	(42.6)	$330	$550	(40.0)

Net income per share, diluted, as reported	$0.20	$0.18		$0.23	$0.61
Add (Deduct): Net impact from fuel contracts	(0.10)	(0.03)		0.07	0.12
	$0.10	$0.15		$0.30	$0.73
Add: Impact of special items, net (5)	(0.01)	-		0.13	0.01
Net income per share, diluted, non-GAAP	$0.09	$0.15	(40.0)	$0.43	$0.74	(41.9)

(1) Includes May through December 2011 financial results for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Net of profitsharing impact.
(4) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(5) Amounts net of tax and profitsharing impact (see footnote (4) above).

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
Fuel and Oil Expense
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$41	$(14)	$35	$(1)
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period *	(24)	(26)	(35)	(171)
Impact from fuel contracts to Fuel and oil expense	$17	$(40)	$-	$(172)

Operating Income
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$(41)	$14	$(35)	$1
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period *	24	26	35	171
Impact from fuel contracts to Operating Income	$(17)	$40	$-	$172

Other (gains) losses, net
Mark-to-market impact from fuel contracts
settling in future periods	$127	$24	$(21)	$21
Ineffectiveness from fuel hedges settling in future periods	82	33	(33)	11
Reclassification between Fuel and oil and Other (gains)
losses, net, associated with current period settled contracts	(41)	14	(35)	1
Impact from fuel contracts to Other (gains) losses, net	$168	$71	$(89)	$33

Net Income
Mark-to-market impact from fuel contracts
settling in future periods	$(127)	$(24)	$21	$(21)
Ineffectiveness from fuel hedges settling in future periods	(82)	(33)	33	(11)
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	24	26	35	171
Impact from fuel contracts to Net Income **	$(185)	$(31)	$89	$139

(1) Includes May through December 2011 financial results for AirTran.
* As a result of prior hedge ineffectiveness and/or contracts marked-to-market through the income statement.
** Excludes income tax impact of unrealized items.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2011	2010	Change		2011	2010	Change
Revenue passengers carried	27,536,128	22,451,968	22.6%		103,973,759	88,191,322	17.9%
Enplaned passengers	33,510,920	27,163,960	23.4%		127,551,012	106,227,521	20.1%
Revenue passenger miles (RPMs) (000s)	25,180,506	20,005,943	25.9%		97,582,530	78,046,967	25.0%
Available seat miles (ASMs) (000s)	31,297,561	24,788,095	26.3%		120,578,736	98,437,092	22.5%
Load factor	80.5%	80.7%	(0.2)	pts	80.9%	79.3%	1.6	pts
Average length of passenger haul (miles)	914	891	2.6%		939	885	6.1%
Average aircraft stage length (miles)	679	653	4.0%		679	648	4.8%
Trips flown	343,756	278,137	23.6%		1,317,977	1,114,451	18.3%
Average passenger fare	$140.18	$131.17	6.9%		$141.72	$130.27	8.8%
Passenger revenue yield per RPM (cents)	15.33	14.72	4.1%		15.10	14.72	2.6%
RASM (cents)	13.13	12.56	4.5%		12.99	12.30	5.6%
PRASM (cents)	12.33	11.88	3.8%		12.22	11.67	4.7%
CASM (cents)	12.66	11.69	8.3%		12.41	11.29	9.9%
CASM, excluding fuel (cents)	7.89	7.90	(0.1)%		7.73	7.61	1.6%
CASM, excluding special items (cents)	12.59	11.51	9.4%		12.29	11.11	10.6%
CASM, excluding fuel and special items (cents)	7.76	7.88	(1.5)%		7.61	7.61	-%
Fuel costs per gallon, including fuel tax (unhedged)	$3.17	$2.44	29.9%		$3.16	$2.29	38.0%
Fuel costs per gallon, including fuel tax	$3.25	$2.59	25.5%		$3.19	$2.51	27.1%
Fuel costs per gallon, including fuel tax (economic)	$3.29	$2.48	32.7%		$3.19	$2.39	33.5%
Fuel consumed, in gallons (millions)	458	361	26.9%		1,764	1,437	22.8%
Active fulltime equivalent Employees	45,392	34,901	30.1%		45,392	34,901	30.1%
Aircraft in service at period-end	698	548	27.4%		698	548	27.4%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Includes May through December 2011 operating statistics for AirTran, and the impact of purchase accounting as of May 2, 2011. See Supplemental Combined Statement V for consolidated operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

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SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING FINANCIAL INFORMATION
DETAIL OF AIRLINE FOURTH QUARTER 2011 RESULTS AND PURCHASE ACCOUNTING IMPACT
(in millions)
(unaudited)

	Three months ended December 31, 2011
			Purchase
	Southwest (1)	AirTran (2)	Accounting (3)	Consolidated
OPERATING REVENUES:
Passenger	$3,239	$619	$2	$3,860
Freight	36	-	-	36
Other	126	86	-	212
Total operating revenues	3,401	705	2	4,108

OPERATING EXPENSES:
Salaries, wages, and benefits	1,003	142	-	1,145
Fuel and oil	1,213	281	-	1,494
Maintenance materials and repairs	175	64	-	239
Aircraft rentals	44	59	(10)	93
Landing fees and other rentals	210	44	-	254
Depreciation and amortization	167	15	10	192
Acquisition and integration	35	2	-	37
Other operating expenses	420	87	-	507
Total operating expenses	3,267	694	-	3,961

OPERATING INCOME	$134	$11	$2	$147

(1) Results presented for Southwest exclude AirTran results and the impact of purchase accounting.
(2) Results presented for AirTran exclude Southwest results and the impact of purchase accounting.
(3) Represents the impact of purchase accounting.

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED CONSOLIDATING FINANCIAL INFORMATION TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended
	December 31, 2011
	Southwest	AirTran

Fuel and oil expense, standalone unhedged	$1,169	$286
Add/(Deduct): Fuel hedge (gains) losses included in Fuel and oil expense	44	(5)
Fuel and oil expense, standalone (2)	$1,213	$281
Deduct: Net impact from fuel contracts (3)	17	-
Fuel and oil expense, standalone economic	$1,230	$281

Total operating expenses, standalone (2)	$3,267	$694
Deduct: Net impact from fuel contracts (3)	17	-
Total operating expenses, standalone economic	$3,284	$694
Deduct: Charge for Acquisition and integration costs (4)	(35)	(2)
Total operating expenses, standalone non-GAAP	$3,249	$692

Operating income, standalone (2)	$136	$11
Add: Net impact from fuel contracts (3)	(17)	-
Operating income, standalone economic	$119	$11
Add: Charge for Acquisition and integration costs (4)	35	2
Operating income, standalone non-GAAP	$154	$13

(1) Selected amounts presented in this schedule are standalone non-GAAP financial results for each of Southwest and AirTran. These standalone results exclude the results of the other airline, and the impact of purchase accounting.

(2) See Selected Consolidating Financial Information - Detail of Airline Fourth Quarter 2011 Results and Purchase Accounting Impact for the detail of standalone airline results and the purchase accounting impact.

(3) See Reconciliation of Impact from Fuel Contracts.
(4) No profitsharing impact. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	Year Ended	Year Ended
	December 31, 2011	December 31, 2010
Operating Income, as reported	$693	$988
Add: Net impact from fuel contracts	-	172
Add: Acquisition and integration costs, net (2)	146	7
Operating Income, non-GAAP	$839	$1,167
Net adjustment for aircraft leases (3)	131	84
Adjustment for fuel hedge accounting	(107)	(134)
Adjusted Operating Income, non-GAAP	$863	$1,117

Average Invested Capital (4)	$12,372	$10,431
Equity adjustment for fuel hedge accounting	203	434
Adjusted Average Invested Capital	$12,575	$10,865

ROIC, pretax	7%	10%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(3) Net adjustment related to presumption that all aircraft in fleet are owned.
(4) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

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SOUTHWEST AIRLINES CO. CONDENSED CONSOLIDATED BALANCE SHEET (in millions) (unaudited)
	December 31,
	2011	2010
Current assets:
Cash and cash equivalents	$829	$1,261
Short-term investments	2,315	2,277
Accounts and other receivables	299	195
Inventories of parts and supplies, at cost	401	243
Deferred income taxes	263	214
Prepaid expenses and other current assets	238	89
Total current assets	4,345	4,279

Property and equipment, at cost:
Flight equipment	15,542	13,991
Ground property and equipment	2,423	2,122
Deposits on flight equipment purchase contracts	456	230
	18,421	16,343
Less allowance for depreciation and amortization	6,294	5,765
	12,127	10,578
Goodwill	970	-
Other assets	626	606
	$18,068	$15,463

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,057	$739
Accrued liabilities	996	863
Air traffic liability	1,836	1,198
Current maturities of long-term debt	644	505
Total current liabilities	4,533	3,305

Long-term debt less current maturities	3,107	2,875
Deferred income taxes	2,566	2,493
Deferred gains from sale and leaseback of aircraft	75	88
Other noncurrent liabilities	910	465
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,222	1,183
Retained earnings	5,395	5,399
Accumulated other comprehensive loss	(224)	(262)
Treasury stock, at cost	(324)	(891)
Total stockholders' equity	6,877	6,237
	$18,068	$15,463

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2011	2010	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$152	$131	$178	$459
Adjustments to reconcile net income to
cash provided by (used in) operating activities:
Depreciation and amortization	192	160	715	628
Unrealized (gain) loss on fuel derivative instruments	(185)	(31)	90	139
Deferred income taxes	90	38	123	133
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(13)	(14)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	70	39	(26)	(26)
Other current assets	(16)	(2)	(196)	(8)
Accounts payable and accrued liabilities	(13)	3	253	193
Air traffic liability	(222)	(226)	262	153
Cash collateral received from (provided to)
derivative counterparties	234	115	(195)	265
Other, net	102	45	194	(361)
Net cash provided by operating activities	401	269	1,385	1,561

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	-	-	(35)	-
Payments for purchase of property and equipment, net	(420)	(94)	(968)	(493)
Purchases of short-term investments	(574)	(1,293)	(5,362)	(5,624)
Proceeds from sales of short-term investments	900	1,367	5,314	4,852
Net cash used in investing activities	(94)	(20)	(1,051)	(1,265)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	4	10	39	55
Proceeds from termination of interest rate
derivative instrument	-	-	76	-
Payments of long-term debt and capital lease obligations	(447)	(31)	(557)	(155)
Payments of convertible debt	-	-	(81)	(44)
Payments of cash dividends	1	-	(14)	(13)
Repurchase of common stock	(50)	-	(225)	8
Other, net	-	1	(4)	-
Net cash used in financing activities	(492)	(20)	(766)	(149)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(185)	229	(432)	147

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,016	1,031	1,261	1,114

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$831	$1,260	$829	$1,261

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
Fair value of equity consideration given to acquire AirTran	$-	$-	$523	$-
Fair value of common stock issued for conversion of debt	$-	$-	$78	$-

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

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	SOUTHWEST AIRLINES CO.
	FUEL DERIVATIVE CONTRACTS
	AS OF JANUARY 13, 2012

		Percent of estimated fuel consumption covered by fuel derivative contracts
	Average WTI Crude Oil
	price per barrel	First Half 2012			Second Half 2012

	$80 to $100				10-20% range
	$100 to $125				approx. 50%
	$125 to $150		(1)		approx. 20%
	Above $150				less than 5%

		Estimated difference in economic jet fuel price per gallon,
		above/(below) unhedged market prices, including taxes
	Average WTI Crude Oil
	price per barrel	1Q 2012		2Q 2012	Second Half 2012

	$75	$0.12		$0.12	$0.15
	$90	$0.12		$0.09	$0.11
	$99 (2)	$0.12		$0.06	$0.06
	$115	$0.12		$0.06	($0.11)
	$130	$0.11		$0.06	($0.28)

		Percent of estimated fuel consumption
		covered by fuel derivative contracts at
	Period	varying WTI crude-equivalent price levels

	2013	over 50%
	2014	over 40%
	2015	over 10%

(1)
 For first half 2012, the Company's current estimated fuel consumption covered by fuel derivative contracts is minimal, with various fuel derivative contracts at WTI crude-equivalent intervals between $80 and $150 per barrel.

(2)
 Based on the first quarter 2012 average WTI forward curve and market prices as of January 13, 2012, and current estimated fuel consumption covered by fuel derivative contracts, first quarter 2012 economic fuel price per gallon, including taxes, is estimated to be approximately $3.35 per gallon, or $.12 above market prices.

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SOUTHWEST AIRLINES CO.
737 FUTURE DELIVERY SCHEDULE
AS OF JANUARY 18, 2012

	The Boeing Company					The Boeing Company
	737 NG						737 MAX
	-700 Firm Orders		-800 Firm Orders	Options	Additional -800s		Firm Orders		Options	Total

2012			28		5					33
2013			41							41
2014	35		4	15						54
2015	36			12						48
2016	31			12						43
2017	15			25			4			44
2018	10			28			15			53
2019							33			33
2020							34			34
2021							34		18	52
2022							30		19	49
2023									23	23
2024									23	23
Through 2027									67	67
	127	(a)	73	92	5	(b)	150	(c)	150	597

(a) The Company has flexibility to substitute 737-800s in lieu of 737-700 firm orders
(b) New delivery leased aircraft
(c) The Company has flexibility to accept MAX 7 or MAX 8 deliveries

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SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended			Year ended
	December 31,			December 31,
			Percent				Percent
	2011	2010	Change	2011		2010	Change
OPERATING REVENUES:
Passenger	$3,860	$3,492	10.5	$15,547	(2)	$13,729	13.2
Freight	36	32	12.5	139		125	11.2
Other	212	236	(10.2)	910	(2)	869	4.7
Total operating revenues	4,108	3,760	9.3	16,596		14,723	12.7

OPERATING EXPENSES:
Salaries, wages, and benefits	1,145	1,091	4.9	4,564		4,232	7.8
Fuel and oil	1,494	1,156	29.2	6,005		4,447	35.0
Maintenance materials and repairs	239	251	(4.8)	1,043		981	6.3
Aircraft rentals	93	106	(12.3)	389		422	(7.8)
Landing fees and other rentals	254	240	5.8	1,013		970	4.4
Depreciation and amortization	192	175	9.7	735		687	7.0
Acquisition and integration	37	16	131.3	160		17	n.a.
Other operating expenses	507	501	1.2	2,025		1,827	10.8
Total operating expenses	3,961	3,536	12.0	15,934		13,583	17.3

OPERATING INCOME	$147	$224	(34.4)	$662		$1,140	(41.9)

(1) Selected financial information for the three months ended December 31, 2011, is presented on a consolidated basis. All other selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

(2) The Company made a fourth quarter 2011 correction to change the allocation of revenues between Passenger and Other from its sale of frequent flyer points associated with its co-branded Chase Visa card. As part of this correction, the Company has reclassified $46 million in revenues for the period from January 2011 through September 2011 from Other revenue to Passenger revenue to conform to the current presentation. Prior periods were immaterial.

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SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended			Year ended
	December 31,			December 31,
			Percent			Percent
	2011	2010	Change	2011	2010	Change

Fuel and oil expense, combined unhedged	$1,455	$1,109		$5,959	$4,146
Add: Fuel hedge losses included in Fuel and oil expense	39	47		46	301
Fuel and oil expense, as presented on Supplemental Combined Statement I	$1,494	$1,156		$6,005	$4,447
Add (Deduct): Net impact from fuel contracts	17	(40)		-	(172)
Fuel and oil expense, combined economic	$1,511	$1,116	35.4	$6,005	$4,275	40.5

Total operating expenses, as presented on Supplemental Combined Statement I	$3,961	$3,536		$15,934	$13,583
Add (Deduct): Net impact from fuel contracts	17	(40)		-	(172)
Total operating expenses, combined economic	$3,978	$3,496		$15,934	$13,411
Deduct: Charge for Asset impairment, net (2)	-	-		(12)	-
Deduct: Charge for Acquisition and integration costs, net (3)	(37)	(14)		(160)	(16)
Total operating expenses, combined non-GAAP	$3,941	$3,482	13.2	$15,762	$13,395	17.7

Operating income, as presented on Supplemental Combined Statement I	$147	$224		$662	$1,140
Add (Deduct): Net impact from fuel contracts	(17)	40		-	172
Operating income, combined economic	$130	$264		$662	$1,312
Add: Charge for Asset impairment, net (2)	-	-		12	-
Add: Charge for Acquisition and integration costs, net (3)	37	14		160	16
Operating income, combined non-GAAP	$167	$278	(39.9)	$834	$1,328	(37.2)

(1) Selected financial information for the three months ended December 31, 2011, is presented on a consolidated basis. All other selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Net of profitsharing impact.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

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SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Year ended December 31, 2011
	Southwest
	Airlines Co.
	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$14,735	$812	$15,547
Freight	139	-	139
Other	784	126	910
Total operating revenues	15,658	938	16,596

OPERATING EXPENSES:
Salaries, wages, and benefits	4,371	193	4,564
Fuel and oil	5,644	361	6,005
Maintenance materials and repairs	955	88	1,043
Aircraft rentals	308	81	389
Landing fees and other rentals	959	54	1,013
Depreciation and amortization	715	20	735
Acquisition and integration	134	26	160
Other operating expenses	1,879	146	2,025
Total operating expenses	14,965	969	15,934

OPERATING INCOME (LOSS)	$693	$(31)	$662

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, include periods prior to the acquisition date, conformed to Southwest's financial statement classification where appropriate.

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SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2010 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Three months ended December 31, 2010			Year ended December 31, 2010
	(as reported)			(as reported)
	Southwest	AirTran		Southwest	AirTran
	Airlines Co.	(as conformed)	Combined	Airlines Co.	(as conformed)	Combined
OPERATING REVENUES:
Passenger	$2,945	$547	$3,492	$11,489	$2,240	$13,729
Freight	32	-	32	125	-	125
Other	137	99	236	490	379	869
Total operating revenues	3,114	646	3,760	12,104	2,619	14,723

OPERATING EXPENSES:
Salaries, wages, and benefits	955	136	1,091	3,704	528	4,232
Fuel and oil	940	216	1,156	3,620	827	4,447
Maintenance materials and repairs	195	56	251	751	230	981
Aircraft rentals	45	61	106	180	242	422
Landing fees and other rentals	201	39	240	807	163	970
Depreciation and amortization	160	15	175	628	59	687
Acquisition and integration	7	9	16	8	9	17
Other operating expenses	395	106	501	1,418	409	1,827
Total operating expenses	2,898	638	3,536	11,116	2,467	13,583

OPERATING INCOME	$216	$8	$224	$988	$152	$1,140

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. Results presented for Southwest and AirTran, on a standalone basis, represent previously reported results. AirTran's historical financial information has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

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SUPPLEMENTAL COMBINED STATEMENT V
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS (1)
(unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2011	2010	Change		2011	2010	Change

Revenue passengers carried	27,536,128	27,330,796	0.8%		110,151,572	107,605,957	2.4%
Enplaned passengers	33,510,920	33,276,264	0.7%		135,274,464	130,921,515	3.3%
Revenue passenger miles (RPMs) (000s)	25,180,506	24,713,320	1.9%		103,864,488	97,597,121	6.4%
Available seat miles (ASMs) (000s)	31,297,561	30,626,416	2.2%		128,518,201	122,460,579	4.9%
Load factor	80.5%	80.7%	(0.2)	pts	80.8%	79.7%	1.1	pts
Average length of passenger haul (miles)	914	904	1.1%		943	907	4.0%
Average aircraft stage length (miles)	679	670	1.3%		684	668	2.4%
Trips flown	343,756	340,597	0.9%		1,399,644	1,366,826	2.4%
Average passenger fare	$140.18	$127.76	9.7%		$141.14	$127.59	10.6%
Passenger revenue yield per RPM (cents)	15.33	14.13	8.5%		14.97	14.07	6.4%
RASM (cents)	13.13	12.27	7.0%		12.91	12.02	7.4%
PRASM (cents)	12.33	11.40	8.2%		12.10	11.21	7.9%
CASM (cents)	12.66	11.54	9.7%		12.40	11.09	11.8%
CASM, excluding fuel (cents)	7.89	7.77	1.5%		7.73	7.46	3.6%
CASM, excluding special items (cents)	12.59	11.36	10.8%		12.26	10.94	12.1%
CASM, excluding fuel and special items (cents)	7.76	7.72	0.5%		7.59	7.45	1.9%
Fuel costs per gallon, including fuel tax (unhedged)	$3.17	$2.45	29.4%		$3.15	$2.28	38.2%
Fuel costs per gallon, including fuel tax	$3.25	$2.55	27.5%		$3.18	$2.45	29.8%
Fuel costs per gallon, including fuel tax (economic)	$3.29	$2.46	33.7%		$3.18	$2.36	34.7%
Fuel consumed, in gallons (millions)	458	451	1.4%		1,887	1,810	4.3%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected operating statistics for the three months ended December 31, 2011, are presented on a consolidated basis. All other selected operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including AirTran for periods prior to the acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

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NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include (i) unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges the Company believes are not indicative of its ongoing operational performance.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as subsequent quarterly filings.

In addition to its “economic” financial measures, as defined above, the Company has also provided other non-GAAP financial measures as a result of items that the Company believes are not indicative of its ongoing operations.  These include charges for the three months and year ended December 31, 2011 of $37 million and $134 million, respectively (before the impact of profitsharing and/or taxes) related to expenses associated with the Company’s acquisition and integration of AirTran.  These also include a 2011 charge of $17 million (before the impact of profitsharing and/or taxes) for an asset impairment related to the Company’s recent decision not to equip its Classic (737-300/500) aircraft with Required Navigation Performance (RNP) capabilities.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company has also provided free cash flow, which is a non-GAAP financial measure.  The Company believes free cash flow is a meaningful measure because it demonstrates the Company’s ability to service its debt, pay dividends and make investments to enhance shareholder value.  Although free cash flow is a commonly used as measure of liquidity, definitions of free cash flow may differ; therefore, the Company is providing an explanation of its calculation for free cash flow.   For the year ended December 31, 2011, the Company generated over $400 million in free cash flow, calculated as operating cash flows of $1.4 billion less capital expenditures of $968 million.

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